UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

October 28, 2008

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option Grants to Certain Executive Officers

On October 28, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of Extreme Networks, Inc. (“Extreme”) approved an annual merit grant of an option to purchase 50,000 shares of Extreme’s common stock to each of Karen Rogge, our Senior Vice President and Chief Financial Officer, and Helmut Wilke, our Senior Vice President, Worldwide Sales. Each grant was made under Extreme’s 2005 Equity Incentive Plan and vests monthly over the four years following the date of grant at a rate of 1/48th of the entire option each month, subject to the officer’s continued employment with Extreme. The exercise price per share of each of the options will be the closing sale price of our common stock on the NASDAQ National Market at the close of business on November 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2008

EXTREME NETWORKS, INC.

By:	/s/ Robert S. Schlossman
Robert S. Schlossman
Senior Vice President and General Counsel

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